Exhibit 99.3

Unaudited Pro Forma Financial Statements

On September 14, 2006, Covenant Transport, Inc., a Nevada corporation (the "Company"), executed and closed a Stock Purchase Agreement whereby the Company acquired 100% of the outstanding capital stock of Star Transportation, Inc., a Tennessee corporation ("Star") from Beth D. Franklin, David D. Dortch, Rose D. Shipp, David W. Dortch, and James F. Brower, Jr.

The aggregate purchase price for the Star stock was approximately $39 million in cash. The Company funded the purchase price for the stock from available borrowing under its revolving line of credit. In addition, Star had an estimated $42 million in existing debt that became part of the Company's consolidated obligations as a result of the transaction.

The unaudited pro forma balance sheet combines the historical balance sheets of the Company and Star as if the transaction had taken place on June 30, 2006. The unaudited pro forma statements of operations  for the year ended December 31, 2005 and for the six month period ended June 30, 2006 combine the historical statements of operations of the Company and Star as if the transaction had taken place on January 1, 2005. The historical financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the transaction and (ii) factually supportable. In addition, with respect to the statements of operations, the pro forma events must be expected to have a continuing impact on the combined results.

This information should be read in conjunction with (i) the accompanying notes to the unaudited pro forma financial statements, (ii) the Company’s separate historical audited financial statements as of and for the year ended December 31, 2005, included in its Annual Report on Form 10-K previously filed with the U.S. Securities and Exchange Commission ("SEC"), and (iii) the Company’s separate historical financial information as of and for the six month period ended June 30, 2006, included in its Quarterly Report on Form 10-Q previously filed with the SEC.

The unaudited pro forma financial information is presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the transaction been completed as of the date indicated. In addition, the unaudited pro forma financial information does not purport to project the future financial position or operating results of the Company after the transaction.

The pro forma adjustments are based on preliminary estimates, available information, and certain assumptions, all as more fully described in the notes to the unaudited pro forma financial statements, and may be revised as additional information becomes available.

COVENANT TRANSPORT, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET As of June 30, 2006 (In thousands)
			Pro Forma Adjustments
	Covenant Transport	Star Transportation	Debit			Credit			Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$2,583	$11,246				$12,477	(f	)	$1,352
Accounts receivable, net	69,678	9,806				35	(d	)	79,449
Driver advances and other receivables	6,693	107							6,800
Inventory and supplies	4,656	39							4,695
Prepaid expenses	12,585	1,334							13,919
Assets held for sale	9,820	-							9,820
Deferred income taxes	16,763	106							16,869
Income taxes receivable	6,008	-							6,008
Total current assets	128,786	22,638							138,912

Net property and equipment	203,079	51,889	9,952	(b	)				264,920

Other assets, net	23,825	705	23,234	(c	)				47,764

Total assets	$355,690	$75,232							$451,596

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$-	$5,881							$5,881
Securitization facility	47,781	-							47,781
Accounts payable	7,217	2,401							9,618
Accrued expenses	17,613	2,695				178	(d	)	20,486
Current portion of insurance and claims accrual	16,932	2,499				118	(d	)	19,549
Total current liabilities	89,543	13,476							103,315

Long-term debt, less current maturities	24,000	33,469				38,973	(e	)	96,442
Insurance and claims accrual, net of current portion	19,941	-							19,941
Deferred income taxes	33,494	1,061				8,631	(a	)	43,186
Total liabilities	166,978	48,006							262,884

Stockholders' equity:
Class A common stock	135	1	1	(g	)				135
Class B common stock	24	-							24
Additional paid-in-capital	91,823	-							91,823
Treasury stock	(21,582)	-							(21,582)
Accumulated other comprehensive income (loss)	-	383	383						-
Retained earnings	118,312	26,842	26,842						118,312
Total stockholders' equity	188,712	27,226							188,712
Total liabilities and stockholders' equity	$355,690	$75,232							$451,596

COVENANT TRANSPORT, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS YEAR ENDED DECEMBER 31, 2005 (In thousands, except per share data)
			Pro Forma Adjustments
	Covenant Transport	Star Transportation	Debit			Credit	Pro Forma Combined

Revenues
Freight revenue	$555,428	$86,387					$641,815
Fuel surcharges	87,626	11,083					98,709
Total revenue	643,054	97,470					740,524

Operating expenses:
Salaries, wages, and related expenses	242,157	38,359					280,516
Fuel, operations and maintenance	204,207	30,459					234,666
Revenue equipment rentals and purchased transportation	61,701	5,040					66,741
Operating taxes and licenses	13,431	1,892					15,323
Insurance and claims	41,034	4,789					45,823
Communications and utilities	6,579	858					7,437
General supplies and expenses	17,778	2,895					20,673
Depreciation and amortization, including gains (losses) on disposition of equipment	39,101	5,618	562	(h	)		45,281
Total operating expenses	625,988	89,910					716,460
Operating income	17,066	7,560					24,064

Other (income) expenses:
Interest expense	4,203	1,237	1,218	(i	)		6,658
Interest income	(273)	(76)					(349)
Other	(538)	-					(538)
Other expenses, net	3,392	1,161					5,771

Income before income taxes	13,674	6,399					18,293
Income tax expense	8,003	638	1,129	(j	)		9,770
Income before cumulative effect of change in accounting principle	5,671	5,761					8,523
Cumulative effect of change in accounting principle, net of tax	(485)	-					(485)
Net income (loss)	$5,186	$5,761					$8,038

Net income (loss) per share:

Basic earnings (loss) per share:	$0.37						$0.57

Diluted earnings (loss) per share:	$0.37						$0.56

Basic weighted average shares outstanding	14,175						14,175

Diluted weighted average shares outstanding	14,270						14,270

COVENANT TRANSPORT, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS PERIOD ENDED JUNE 30, 2006 (In thousands, except per share data)
			Pro Forma Adjustments
	Covenant Transport	Star Transportation	Debit			Credit	Pro Forma Combined

Revenues
Freight revenue	$268,778	$46,139					$314,917
Fuel surcharges	52,109	7,296					59,405
Total revenue	320,887	53,435					374,322

Operating expenses:
Salaries, wages, and related expenses	123,063	19,812					142,875
Fuel, operations and maintenance	109,488	18,084					127,572
Revenue equipment rentals and purchased transportation	30,136	1,613					31,749
Operating taxes and licenses	6,767	1,003					7,770
Insurance and claims	16,414	2,361					18,775
Communications and utilities	3,117	484					3,601
General supplies and expenses	10,044	1,564					11,608
Depreciation and amortization, including gains (losses) on disposition of equipment	18,555	3,606	281	(k	)		22,442
Total operating expenses	317,584	48,527					366,392
Operating income	3,303	4,908					7,930

Other (income) expenses:
Interest expense	2,199	843	1,049	(l	)		4,091
Interest income	(259)	(154)					(413)
Other	(75)	-					(75)
Other expenses, net	1,865	689					3,603

Income before income taxes	1,438	4,219					4,327
Income tax expense	2,721	274	831	(j	)		3,826
Net income (loss)	$(1,283)	$3,945					$501

Net income (loss) per share:

Basic earnings (loss) per share:	$(0.09)						$0.04

Diluted earnings (loss) per share:	$(0.09)						$0.04

Basic weighted average shares outstanding	13,991						13,991

Diluted weighted average shares outstanding	13,991						13,991

Notes to the Unaudited Pro Forma Financial Statements

The notes to the unaudited pro forma financial statements that follow are intended to provide additional information regarding the effect of the pro forma adjustments on the consolidated financial statements.

(a)	To record federal deferred tax liability upon conversion from an S-corporation to a C-corporation.

(b)	To record real estate and revenue equipment to fair market value.

(c)	To record various items:
	Deferred acquisition costs	$ 245
	Write-off previously acquired goodwill	(156)
	Goodwill	19,995
	Tradename	1,950
	Customer Contracts	1,200
$ 23,234

(d)	To revise certain estimates based on Covenant's review of the balance sheet.

(e)	To record cash paid to selling shareholders and deferred acquisition costs.

(f)	To record cash distributed to shareholders prior to closing of acquisition.

(g)	To record the acquisition of 100% of the outstanding stock of Star for a purchase price of $38,973,000.

(h)	To record twelve months of amortization for the tradename and customer contracts.

(i)	To record interest expense for the twelve months associated with the purchase of the stock. $38,793,000 purchase price for the stock at an average interest rate of 3.14%.

(j)	To adjust Star's tax expense to a blended rate of 38.25%.

(k)	To record six months of amortization for the tradename and customer contracts.

(l)	To record interest expense for the six months associated with the purchase of the stock. $38,793,000 purchase price for the stock at an average interest rate of 5.41%.

Reclassifications

Certain reclassifications have been made to the Star Transportation, Inc. December 31, 2005 unaudited proforma income statement in order to conform with the Covenant Transport, Inc. presentation. These reclassifications have no effect on net income as previously reported.

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